EXHIBIT 10.9

                              AMENDED AND RESTATED
                      MODIFICATION AND SETTLEMENT AGREEMENT

        This Modification and Settlement Agreement (this "Agreement") dated as of May 9, 1997, as amended and restated as of August 15, 1997, by and among The Safe Seal Company, Inc., a Texas corporation (the "Company"), Allwaste, Inc., a Delaware corporation ("AWI"), Allwaste Environmental Services, Inc., a Delaware corporation and a wholly owned subsidiary of AWI ("AES"), Roger L. Miller, individually ("Miller"), The Roger L. Miller Family Trust (the "Miller Trust") and Computerized Accounting & Tax Services, Inc., a Florida corporation controlled by Miller ("CATS").

                              W I T N E S S E T H:

        WHEREAS, Miller, the Miller Trust and CATS own of record (after giving effect to the issuance to CATS effective January 27, 1997 of 345,730 shares of the common stock, par value $0.01 per share of the Company ("Common Stock")), and the issuance to CATS of 21,740 shares of Common Stock in connection with the exercise of the Hemker options) 150,000 shares, 2,850,000 shares and 367,470 shares, respectively, of Common Stock; and

        WHEREAS, the Company, AES and the Miller Trust are parties to a Shareholders' Agreement dated as of October 13, 1995 (the "Shareholders' Agreement"); and

        WHEREAS, the Company, Miller and AWI are parties to a letter agreement dated September 18, 1996 (the "Letter Agreement"); and

        WHEREAS, the respective parties to the Shareholders' Agreement and the Letter Agreement now desire to modify those agreements, as hereinafter provided, and, in connection therewith, all the parties hereto desire to formalize certain related agreements, as hereinafter provided;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. DEFINITIONS. The following capitalized terms shall have the meanings assigned to them in this Section 1 or in the parts of this Agreement referred to below:

        ABANDONMENT DATE: as defined in Section 7(a).

        ACQUISITION TRANSACTION: as defined in Section 7(c).

        AES:  as defined in the preamble.

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        AWI:  as defined in the preamble.

        AWI PRE-SETTLEMENT MATTERS:  as defined in Section 12(b).

        AWI RELEASED PARTIES: as defined in Section 12(a).

        AWI RELEASING PARTY:  as defined in Section 12(b).

        CATS:  as defined in the preamble.

        CLAIMS: as defined in Section 12(a).

        COMMON STOCK:  as defined in the recitals.

        COMPANY:  as defined in the preamble.

        CONVERTIBLE NOTE:  as defined in Section 7(c).

        ESTIMATED IPO PRICE: the midpoint of the estimated initial public offering price range, which will be determined by Invatec and the Managing Underwriter and reflected in the Preliminary Prospectus.

        ESTIMATED IPO PRICE NOTICE: as defined in Section 6(a).

        FINAL PROSPECTUS: the prospectus relating to the IPO which is first furnished to the Managing Underwriter after the registration statement relating to the IPO becomes effective under the Securities Act.

        INVATEC: Innovative Valve Technologies, Inc., a Delaware corporation that, as currently proposed, will hereafter become a holding company of which the Company will be a wholly owned subsidiary.

        IPO: the first time a registration statement filed under the Securities Act and respecting an underwritten primary offering by Invatec of shares of IVT Common Stock is declared effective under the Securities Act and any shares registered by that registration statement are issued and sold by Invatec (otherwise than pursuant to the exercise of any over-allotment option).

        IPO CLOSING DATE: the date on which Invatec first receives payment for the shares of IVT Common Stock it sells in the IPO.

        IPO PRICE: the price per share at which the IVT Common Stock is initially offered to the public in the IPO.

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        IVT COMMON STOCK: the common stock, par value $.001 per share, of
        Invatec.

        LETTER AGREEMENT:  as defined in the recitals.

        LOCKUP PERIOD:  as defined in Section 7(b).

        MANAGING UNDERWRITER: shall mean the underwriting firm designated by Invatec to act as lead manager for the IPO.

        MILLER:  as defined in the preamble.

        MILLER PRE-SETTLEMENT MATTERS:  as defined in Section 12(a).

        MILLER RELEASED PARTIES: as defined in Section 12(b).

        MILLER RELEASING PARTY:  as defined in Section 12(a).

        MILLER SHARES: all the shares of Common Stock owned of record by Miller, the Miller Trust and CATS, as reflected in the recitals to this Agreement, and any other shares of Common Stock or shares of IVT Common Stock of which Miller, the Miller Trust or CATS is or may become the "beneficial owner," as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Any such shares of Common Stock or IVT Common Stock shall cease to be "Miller Shares" when they are no longer beneficially owned by any of Miller, the Miller Trust or CATS.

        MILLER TRUST:  as defined in the preamble.

        PRELIMINARY PROSPECTUS: the prospectus subject to completion first used in "roadshow" presentations made by Invatec to potential investors in connection with the IPO.

        SECURITIES ACT:  the Securities Act of 1933, as amended.

        SHAREHOLDERS' AGREEMENT:  as defined in the recitals.

        STOCK PURCHASE AGREEMENT: the Stock Purchase Agreement dated as of October 13, 1995 by and among AWI, AES, the Company, Miller and the Miller Trust.

        VALVE TECHNOLOGY:  as defined in Section 10(b).

        VOTING TRUST AGREEMENT:  as defined in Section 8.

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        2. SUSPENSION OF CERTAIN PROVISIONS OF SHAREHOLDERS' AGREEMENT;
TERMINATION OF SHAREHOLDERS' AGREEMENT. Effective from May 9, 1997 and continuing for so long as the Voting Trust Agreement continues in effect as provided in Section 8, the provisions of Article II of the Shareholders' Agreement shall not be operative or have any force or effect. If the Voting Trust Agreement terminates because the IPO Closing Date occurs, the Shareholders' Agreement will terminate in its entirety and be of no further force or effect, effective on the IPO Closing Date. If the Voting Trust Agreement terminates for any other reason, the provisions of Article II of the Shareholders' Agreement will again become operative effective as of the date of that termination.

        3. RESIGNATION; TERMINATION OF EMPLOYMENT ARRANGEMENTS. Effective as of 12:01 a.m., Houston, Texas time, May 10, 1997, Miller hereby resigns from any and all directorships, offices and other positions with the Company and each subsidiary of the Company, if any, and Invatec, except that Miller will remain a director of the Company for the remaining unexpired portion of the term for which he has been elected and until his successor shall be elected and qualified (or until his earlier resignation or removal in accordance with the provisions of the Company's Bylaws), and any and all agreements pursuant to which Miller has been employed by the Company or any subsidiary of the Company are terminated. Effective as of 12:01 a.m., Houston, Texas time, on June 1, 1997, Miller's participation in all Company compensation arrangements, plans, policies and programs, including without limitation those providing for severance pay, deferred compensation, insurance benefits or the payment or provision of any fringe benefit, allowance or accommodation of employment, in which he has been participating also is terminated. Within three business days after May 9, 1997, the Company will pay $300,000 to CATS in full and complete satisfaction of all obligations the Company and its subsidiaries and Invatec owe or may owe to CATS or to Miller, directly or indirectly through CATS or any other entity owned or controlled by Miller, the Miller Trust or any member of Miller's family, respecting accrued or unaccrued salary, bonuses, consulting fees or management or other service fees, whether pursuant to any existing employment or other agreement, Paragraph 5 of the Letter Agreement or otherwise. When that payment is made, none of the Company and its subsidiaries or Invatec will have any further or other obligations to pay Miller any amount in respect of any past, present or future services by him, including without limitation under Paragraph 5 of the Letter Agreement.

        4. TERMINATION OF ARRANGEMENTS WITH CATS. Except for the payment owing to CATS pursuant to Section 3, effective as of May 9, 1997 any obligation, written or oral, the Company or any of its subsidiaries may have to compensate CATS for any past, present or future services of any kind or character is terminated, and CATS hereby releases the Company and each of its subsidiaries and Invatec from any liability the released parties, or any of them, otherwise might have by reason of this termination, but for this release.

        5. CONTINUED FUNDING BY AWI. The various modifications, terminations, waivers and other matters reflected in this Agreement are being agreed to by Miller, the Miller Trust and CATS on the basis of the understanding that AWI is committing to (a) fund the legal, accounting and other costs of Invatec and the Company associated with the IPO and their other working capital needs through December 31, 1997 and (b) use commercially reasonable efforts to fund the cash portion of the purchase price for any acquisition proposed to be effected prior to the IPO Closing Date by the

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executive management of Invatec, subject to AWI's covenants and other obligations under its agreements with Philip Services Corp., which commitments will be provided on terms acceptable to the Company. The Company's acceptance of those terms will be conclusively evidenced by its execution of a funding agreement or similar agreement to be entered into between AWI, the Company and Invatec effective within 30 days of May 9, 1997.

        6. SALE OF MILLER SHARES TO AWI. (a) The Company shall provide each of Miller, the Miller Trust, CATS and AWI with a written notice specifying the Estimated IPO Price (the "Estimated IPO Price Notice") promptly on the determination thereof by Invatec and the Managing Underwriter (and in any event at least two business days prior to the distribution of the Preliminary Prospectus to prospective investors).

               (b) Miller, the Miller Trust, CATS and AWI agree that: (i) the Miller Trust will sell to AWI, and AWI will purchase from the Miller Trust, the number of shares of IVT Common Stock which equals 25% (rounded up or down to the nearest whole share) of the total number of shares of IVT Common Stock collectively owned of record by Miller, the Miller Trust and CATS (after giving effect to the Acquisition Transaction) immediately prior to the closing of the IPO; and (ii) Miller, the Miller Trust and CATS will have the option to sell to AWI, and if they exercise that option, AWI will purchase from them, up to an additional 50% (rounded up or down to the nearest whole share) of the total number of shares of IVT Common Stock collectively owned of record by them (after giving effect to the Acquisition Transaction) immediately prior to the closing of the IPO by jointly providing the Company and AWI with written notice, no later than one business day after their receipt of the Estimated IPO Price Notice, of the aggregate number of additional shares of IVT Common Stock, if any, they desire to sell to AWI; provided, however, if they exercise the option referred to in clause (ii) of this sentence and the IPO Price is less than the low point of the estimated per share initial public offering price range set forth in the Preliminary Prospectus, then Miller, the Miller Trust and CATS shall have the option (which, in order to be exercised, must be exercised unanimously) to reduce the total number of shares being sold by them to AWI pursuant to that option to zero, so long as, after giving effect to that reduction, the Company will be able to distribute the Final Prospectus in connection with the IPO without first having to circulate another preliminary prospectus or file an amendment to the registration statement filed under the Securities Act with respect thereto.

               (c) The provisions of Article III of the Shareholders' Agreement shall not be applicable to any sale by Miller, the Miller Trust or CATS of IVT Common Stock pursuant to this Section 6.

               (d) The per share purchase price to be paid by AWI for all shares purchased by AWI pursuant to this Section 6 shall be equal to 96.5% of the IPO Price. The closing of that purchase will take place at the principal offices of AWI in Houston, Texas on the date of the closing of the IPO. At this closing, each of Miller, the Miller Trust and CATS will deliver to AWI the certificate or certificates representing any shares of IVT Common Stock being sold by him or it under this Section 6, duly endorsed for transfer or accompanied by one or more stock powers duly completed and executed in blank, together with a written representation to the effect that those shares


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are owned by him or it, as the case may be, free and clear of any lien, encumbrance, adverse claim, security interest, restriction on transfer or other defect of title whatsoever, in each case against receipt of a cashier's check or wire transfer of funds equal to the aggregate purchase price for those shares as provided herein.

        7. COOPERATION IN CONNECTION WITH THE IPO; ACKNOWLEDGMENT OF PLANNED RECAPITALIZATION AND OTHER MATTERS. (a) Each of AWI, AES, Miller, the Miller Trust and CATS agrees to cooperate with and take all reasonable steps to assist Invatec and the Company in facilitating the completion of the IPO. Each of these parties also agrees that he or it will not, in his or its capacity as a holder of Common Stock, take any action or omit to take any action the effect of which action if taken or which omission to act would interfere with the completion of the IPO; provided, however, that Allwaste and the Miller Trust will be entitled at any time prior to the execution and delivery by Invatec and the Managing Underwriter of the underwriting agreement relating to the IPO (including any related pricing agreement), by a written notice duly executed by both AWI and The Miller Trust and delivered to Invatec, to direct Invatec to abandon the IPO, and the Company agrees that it will cause Invatec to agree to follow that direction. The date on which Invatec receives that notice is the "Abandonment Date."

               (b) Without limiting the generality of the provisions of Section 7(a), each of Miller, the Miller Trust and CATS hereby irrevocably agrees that, without the prior consent of the Company, it will not (and, in the case of Miller, he will not permit any member of his immediate family to) sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of (collectively, "transfer") any shares of IVT Common Stock, or any securities convertible into or exercisable or exchangeable for IVT Common Stock currently held or hereafter acquired by him or it for a period of two years after the IPO Closing Date (the "Lockup Period"), except for transfers of shares of IVT Common Stock pursuant to the provisions of Section 6. Notwithstanding the foregoing, during the period from the date that is 180 days after the IPO Closing Date through the end of the Lockup Period, each of Miller, the Miller Trust and CATS (or any combination of them) may transfer any of his or its shares of IVT Common Stock with the prior written consent of the Managing Underwriter (which consent may be contingent on Miller, the Miller Trust and/or CATS agreeing to enter into a block trade or other transaction coordinated by the Managing Underwriter or a securities brokerage firm approved by the Managing Underwriter).

               (c) Each of Miller, the Miller Trust and CATS acknowledges that it is currently contemplated that, in connection with the IPO: (i) Invatec has been organized in accordance with applicable Delaware law and has issued and should or will issue and sell shares of IVT Common Stock to William E. Haynes, Charles F. Schugart, certain other officers of Invatec and CATS (an aggregate of 291,409 shares in the case of Messrs. Haynes, Schugart, Denny Rigas, Frank Lombard, Douglas R. Harrington, Jr. and John L. King and 65,705 shares in the case of CATS) at a price per share equal to the par value thereof; (ii) prior to the IPO, the Company will become a wholly owned subsidiary of Invatec in a transaction (the "Acquisition Transaction") pursuant to which (A) each outstanding share of Common Stock will be converted into one-half of a share of IVT Common Stock, (B) all outstanding options, warrants or other rights to acquire unissued shares of Common Stock (other than options held by William E. Haynes, Charles F. Schugart, Joe Cheatham, Pliney

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Olivier, Charles Olivier, Mark Chronister, John L. King and Douglas R.
Harrington, Jr.) will be proportionally adjusted on the same two-for-one basis and (C) the Company's 20,000 outstanding shares of preferred stock will be converted collectively into such number of whole shares of IVT Common Stock as shall most nearly equal, but not exceed, the quotient obtained by dividing (1) the sum of $2,000,000 plus dividends accrued on those shares of preferred stock through the day preceding the IPO Closing Date at the rate of $190,000 per annum and which remain unpaid divided by (2) the IPO Price; (iii) Invatec will issue a convertible note (the "Convertible Note") to AWI (A) the accrued interest on which and $500,000 of the unpaid principal amount of which (or, if less, the entire unpaid principal amount of which) will be convertible into 618,571 shares (before giving effect to the combination referred to in the last sentence of Section 7(d)) of IVT Common Stock and (B) the remaining unpaid principal amount of which, if any, will be convertible into such number of whole shares of IVT Common Stock as shall most nearly equal, but not exceed, the quotient obtained by dividing (1) that remaining unpaid principal amount by (2) the IPO Price; and
(iv) Invatec may, at its option exercisable on the IPO Closing Date, satisfy the payment obligations it owes to AWI on the IPO Closing Date, in an aggregate principal amount not to exceed the amount by which $10,000,000 exceeds the unpaid principal amount of the Convertible Note immediately before its conversion, with shares of IVT Common Stock valued at the IPO Price for purposes of satisfying those payment obligations. Each of Miller, the Miller Trust and CATS agrees that he or it will not exercise any right to dissent from the Acquisition Transaction pursuant to Article 5.12 of the Texas Business Corporation Act or otherwise. Each party to the Shareholders' Agreement agrees that the provisions of Article III of the Shareholders' Agreement shall not be applicable to the Acquisition Transaction.

               (d) Each party hereto acknowledges and agrees that the number of presently outstanding shares of Common Stock (including shares for which certificates may not have been issued) total 7,115,679 shares, including 2,502,517 shares owned by AES or AWI. The Company agrees with each other party hereto that it will not issue any additional shares of Common Stock, except on the exercise of presently outstanding options or warrants or to Invatec in the Acquisition Transaction, unless either Miller or the Miller Trust consents in writing thereto. The Company also agrees that it will cause Invatec to agree that, except for the shares of IVT Common Stock referred to in Section 7(c) and shares to be issued (i) to its officers hired after the date hereof, (ii) in the Acquisition Transaction, (iii) in the acquisition of businesses or (iv) in the IPO, it will not issue additional shares of IVT Common Stock on or before the IPO Closing Date unless either Miller or the Miller Trust consents thereto. Each party hereto agrees that the outstanding shares of Common Stock and IVT Common Stock may be combined on a 0.68-for-1 basis (rounded upward to the nearest whole share in the case of each holder thereof) or on any other basis that applies to both the Common Stock and the IVT Common Stock.

        8. VOTING TRUST. Contemporaneously with the original execution and delivery of this Agreement, Miller, the Miller Trust and CATS will enter into the voting trust agreement attached as Exhibit B to this Agreement (the "Voting Trust Agreement") pursuant to which AWI, as Voting Trustee, or William E. Haynes, as the successor Voting Trustee, will vote all the Miller Shares on all matters submitted to the stockholders of the Company as the Voting Trustee determines in its sole discretion. Any shares of IVT Common Stock acquired by Miller, the Miller Trust or CATS in

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connection with the Acquisition Transaction shall be deposited into the voting trust established by the Voting Trust Agreement. When shares of Common Stock or IVT Common Stock cease to be Miller Shares, they will be released from the voting trust established by the Voting Trust Agreement. The Voting Trust Agreement will terminate on the first to occur of (i) the IPO Closing Date, (ii) the Abandonment Date or (iii) January 1, 1998; provided, however, that if January 1, 1998 is the first of those dates to occur, but Invatec has filed a registration statement relating to the IPO under the Securities Act on or before December 31, 1997 and is then pursuing the IPO, the Voting Trust Agreement will continue in full force and effect until the first to occur of (i) the IPO Closing Date, (ii) the Abandonment Date, (iii) the date Invatec withdraws that registration statement pursuant to Rule 477 under the Securities Act, (iv) the date that registration statement is abandoned pursuant to Rule 479 under the Securities Act or (v) May 31, 1998.

        9. LIMITATIONS ON COMPETITION. (a) Miller agrees that he will not, during the period beginning on May 9, 1997 and ending on the second anniversary of the IPO Closing Date, directly or indirectly, for any reason, for his own account or on behalf of or together with any other person:

               (i) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales representative or distributor of any kind, in any business selling any products or providing any services in competition with the Company or any subsidiary of the Company or Invatec (the Company and its subsidiaries and Invatec collectively being the "Company" for purposes of this Section 9) within any Territory surrounding any service facility in which the Company was engaged in business on the date hereof or immediately prior to the IPO Closing Date (for purposes of this Section 9, the "Territory" surrounding any service facility will be: (A) the city, town or village in which that service facility is located, (B) the county or parish in which that service facility is located, (C) the counties or parishes contiguous to the county or parish in which that service facility is located, (D) the area located within 50 miles of that service facility, (E) the area located within 100 miles of that service facility, and (F) the area in which that service facility regularly provides services at the locations of its customers);

               (ii) call on any natural person who is at that time employed by the Company in any managerial capacity with the purpose or intent of attracting that person from the employ of the Company, provided that Miller may call on and hire any of his immediate family members;

               (iii) call on any person that at that time is, or at any time within one year prior to that time was, a customer of the Company within any Territory (A) for the purpose of soliciting or selling any product or service in competition with the Company in that Territory and (B) with the knowledge of that customer relationship; or

               (iv) call on any entity which has been called on by the Company or Invatec in connection with a possible acquisition by the Company or Invatec, with the knowledge of

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        that entity's status as such an acquisition candidate, for the purpose of acquiring that entity or arranging the acquisition of that entity by any person other than the Company or Invatec.

               (b) Because of the difficulty of measuring economic losses to the Company as a result of any breach by Miller of his covenants in Section 9(a), and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Miller agrees that the Company may enforce the provisions of Section 9(a) by injunctions and restraining orders against Miller if he breaches any of those provisions.

               (c) Miller agrees that Sections 9(a) and (b) impose a reasonable restraint on Miller in light of the activities and business of the Company on the date hereof, the current business plans of the Company and the investment by the Miller Trust in the Company

               (d) The covenants in this Section 9 are severable and separate, and the unenforceability of any specific covenant in this Section 9 is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Section 9. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Section 9(a) are unreasonable as applied to Miller, the parties hereto, including Miller, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to Miller.

               (e) All the covenants in this Section 9 are intended by each party hereto to be, and shall be construed as, an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Miller against any other party hereto, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any covenant in this Section 9. It is specifically agreed that the period specified in Section 9(a) shall be computed by excluding from that computation any time during which Miller is in violation of any provision of
Section 9(a). The covenants contained in this Section 9 shall not be affected by any breach of any other provision hereof by any party hereto.

               (f) Miller hereby agrees that this Section 9 is a material and substantial part of the transactions contemplated by this Agreement.

        10. PROPRIETARY INFORMATION. (a) Each of Miller, the Miller Trust and CATS agrees to comply fully with the Company's policies relating to nondisclosure of the Company's trade secrets and proprietary information and processes and, without limiting the generality of the foregoing, will not (i) disclose any such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except as may be required by law or governmental agency or legal process or (ii) make use of any such property for his or its own purposes or for the benefit of any person, firm, corporation or other entity (except the Company or any of its subsidiaries or Invatec) under any circumstances, provided that this provision shall not apply to secrets, information and processes that are then in the public domain (provided that neither Miller, the Miller Trust nor CATS was responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent).

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               (b) Each of Miller, the Miller Trust and CATS hereby sells, transfers and assigns to the Company all his or its entire right, title and interest in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, to the extent (i) made or conceived by Miller or CATS solely or jointly with others since January 1, 1991 and (ii) relating to or used or useful in the design, manufacture, assembly, operation, maintenance, repair, reconditioning or remanufacturing of batch or continuous process systems or units and their component parts and related equipment and tools, including, without limitation, industrial valves and their component parts and packing materials and other process system components and friction-welding equipment (collectively "Valve Technology"). Each of Miller, the Miller Trust and CATS shall (i) communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned Valve Technology and (ii) execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of him or it to permit the Company to file and prosecute any patent applications relating to such Valve Technology and, as to copyrightable material, to obtain copyright thereon.

        11. NO INTERFERENCE. Following the date of this Agreement: (i) neither Miller, the Miller Trust nor CATS will maintain an office in any facility of the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries or Invatec will have any obligation to provide Miller, the Miller Trust or CATS with or pay for any office space, furnishings, facilities, secretarial or other administrative assistance, supplies or support (including without limitation any computer, telephone or facsimile machine or any telephone line) Miller, the Miller Trust or CATS does maintain; (ii) neither Miller, the Miller Trust nor CATS will be authorized to incur any meal, travel or entertainment expenses, or any other expense of any kind or character, for which the Company will be liable, either directly or by means of any reimbursement obligation, without the prior written approval of the chief executive officer of the Company (or his designee); and (iii) except as required by applicable law, neither Miller, the Miller Trust nor CATS or any of their respective agents or other representatives shall be afforded access to any facility of the Company or any of its subsidiaries without the prior written consent of the chief executive officer of the Company. Each of Miller, the Miller Trust and CATS agrees to refrain from making any public statement that has or may reasonably be expected to have the effect of disparaging the reputation or business of the Company, AWI, AES or Invatec or any of their respective subsidiaries, affiliates, officers, directors, employees, agents or counsel.

        12. GENERAL RELEASE. (a) Each of Miller, the Miller Trust and CATS (each a "Miller Releasing Party") hereby unconditionally and irrevocably releases and forever discharges, to the fullest extent permitted by applicable law, the Company, AWI, AES and Invatec and each of their respective subsidiaries, affiliates, officers, directors, employees, agents and counsel other than Miller, the Miller Trust and CATS (collectively, the "AWI Released Parties") from any and all debts, liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, "Claims") against the AWI Released Parties, or any of them, that arises out of or is based on any act or failure to act (INCLUDING ANY ACT OR FAILURE TO ACT THAT CONSTITUTES ORDINARY OR GROSS NEGLIGENCE OR RECKLESS OR WILLFUL, WANTON MISCONDUCT), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the date hereof

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(whether based on any governmental requirement or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively, "Miller Pre-settlement Matters"), including without limitation: (i) claims by the Miller Releasing Party with respect to repayment of loans or indebtedness; (ii) any rights, titles and interests in, to or under any agreements, arrangements or understandings to which the Miller Releasing Party is a party; and (iii) claims by the Miller Releasing Party with respect to dividends, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with the Miller Releasing Party's employment, if any, with the Company or any of its subsidiaries, the cessation of that employment, the Miller Releasing Party's status, if any, as an officer, director or stockholder of the Company or otherwise. Each Miller Releasing Party further agrees not to file or bring any litigation on the basis of or respecting any Claim concerning any Miller Pre-settlement Matter against any AWI Released Party. Notwithstanding anything to the contrary contained in this Section 12(a), this Section 12 (a) shall not affect the rights of any Miller Releasing Party under this Agreement, the Voting Trust Agreement, the Stock Purchase Agreement or, except as specifically provided herein, the Shareholders' Agreement.

               (b) Each of AWI and AES (each an "AWI Releasing Party") hereby unconditionally and irrevocably releases and forever discharges, to the fullest extent permitted by applicable law, Miller, the Miller Trust and CATS (collectively, the "Miller Released Parties") from any and all Claims against the Miller Released Parties, or any of them, that arises out of or is based on any act or failure to act (INCLUDING ANY ACT OR FAILURE TO ACT THAT CONSTITUTES ORDINARY OR GROSS NEGLIGENCE OR RECKLESS OR WILLFUL, WANTON MISCONDUCT), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the date hereof (whether based on any governmental requirement or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively, "AWI Pre-settlement Matters"), including without limitation: (i) claims by the AWI Releasing Party with respect to repayment of loans or indebtedness; (ii) any rights, titles and interests in, to or under any agreements, arrangements or understandings to which the AWI Releasing Party is a party; and (iii) claims by the AWI Releasing Party with respect to dividends or violation of preemptive rights or in any way arising out of or in connection with the AWI Releasing Party's status as a stockholder of the Company or otherwise. Each AWI Releasing Party further agrees not to file or bring any litigation on the basis of or respecting any Claim concerning any AWI Pre-settlement Matter against any Miller Released Party. Notwithstanding anything to the contrary contained in this
Section 12(b), this Section 12(b) shall not affect the rights of any AWI Releasing Party under this Agreement, the Voting Trust Agreement, the Stock Purchase Agreement or, except as specifically provided herein, the Shareholders' Agreement.

               (c) Each Miller Releasing Party and each AWI Releasing Party :
(i) acknowledges that he or it fully comprehends and understands all the terms of this Agreement and their legal effects and (ii) expressly represents and warrants that (A) he or it has executed this Agreement voluntarily and without reliance on any statement or representation of any other party hereto or his or its representatives and (B) he or it had the opportunity to consult with an attorney of his or its choice regarding this Agreement.

        13. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, AWI, AES AND CATS. Each of the Company, AWI, AES and CATS represents and warrants to the other parties to this Agreement as follows:

               (a) ORGANIZATION AND QUALIFICATION. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, as set forth in the preamble to this Agreement.

               (b) AUTHORITY. It has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by it have been duly authorized by all necessary corporate action on its part.

               (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

        14. REPRESENTATIONS AND WARRANTIES OF MILLER. Miller represents and warrants to the other parties to this Agreement as follows:

               (a) AUTHORITY. He has the legal capacity and all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

               (b) ENFORCEABILITY. This Agreement has been executed and delivered by him and constitutes his legal, valid and binding obligation, enforceable against him in accordance with the terms hereof, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

        15. REPRESENTATIONS AND WARRANTIES OF THE MILLER TRUST. The Miller Trust represents and warrants to the other parties to this Agreement as follows:

               (a) AUTHORITY. It has all requisite trust power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by it have been duly authorized by all necessary trust action on its part.

               (b) ENFORCEABILITY. This Agreement has been executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

        16. MISCELLANEOUS. (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented except by an instrument in writing signed by the parties hereto. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by any party of the breach of any term or condition contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or condition contained herein.

               (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom the notice or communication is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties at the address of such party set forth or referred to below (or at such other address as such party may designate by written notice to each other party in accordance herewith):

               (i)    if to the Company, at the following address:

                             14900 Woodham Drive, Suite A-125
                             Houston, Texas 77073
                             Attention: Chief Executive Officer

                      with copies to:

                             Baker & Botts, L.L.P.
                             3000 One Shell Plaza
                             Houston, Texas 77002-4995
                             Attn:  James L. Leader, Esq.
                             Telecopy:  (713) 229-1522

               (ii) if to AWI or AES, at the following address:

                             5151 San Felipe, Suite 1600
                             Houston, Texas 77056-3609
                             Attention:  General Counsel

               (iii) if to Miller, the Miller Trust or CATS, at the following address:

                             P.O. Box 572843
                             Houston, Texas 77257
                             Attention:  Roger L. Miller

               (c) SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of each of the parties, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party.

               (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (e) HEADINGS; REFERENCES TO BUSINESS DAYS AND SECTIONS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the provisions hereof. As used in this Agreement, the term "business day" means a day on which banks are open for business in Houston, Texas. References in this Agreement to "Sections" are to Sections of this Agreement unless otherwise indicated.

               (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE.

               (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

               (h) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            THE SAFE SEAL COMPANY, INC.

                                            By:    /s/ CHARLES F. SCHUGART
                                            ------------------------------------
                                                   Charles F. Schugart
                                               Senior Vice President--Chief
                                                    Financial Officer


                                            ALLWASTE, INC.

                                            By:    /s/ ROBERT M. CHISTE
                                            ------------------------------------
                                            Name: Robert M. Chiste
                                            Title:


                                            ALLWASTE ENVIRONMENTAL
                                              SERVICES, INC.

                                            By:    /s/ ROBERT M. CHISTE
                                            ------------------------------------
                                            Name: Robert M. Chiste
                                            Title:

                                                   /s/ ROGER L. MILLER
                                            ------------------------------------
                                            ROGER L. MILLER

                                            THE ROGER L. MILLER FAMILY TRUST

                                            By:    /s/ ROGER L. MILLER
                                               Roger L. Miller
                                               Trustee

                                            COMPUTERIZED ACCOUNTING & TAX
                                             SERVICES, INC.

                                            By:    /s/ ROGER L. MILLER
                                               Roger L. Miller
                                               President


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